Execution Version

FIFTH AMENDMENT TO FIRST AMENDED AND RESTATED SENIOR SECURED REVOLVING CREDIT AGREEMENT

This FIFTH AMENDMENT TO FIRST AMENDED AND RESTATED SENIOR SECURED REVOLVING CREDIT AGREEMENT (this “Amendment”) dated and effective as of May 12, 2020, is among SILVERBOW RESOURCES, INC. (f/k/a Swift Energy Company), a Delaware corporation (the “Borrower”), the undersigned guarantors (the “Guarantors” and, together with the Borrower, the “Obligors”), JPMORGAN CHASE BANK, N.A., as administrative agent for the Lenders (in such capacity, together with its successors, the “Administrative Agent”), and the Lenders party hereto.
Recitals
A.    The Borrower, the Administrative Agent and the Lenders are parties to that certain First Amended and Restated Senior Secured Revolving Credit Agreement dated as of April 19, 2017 (as amended by the First Amendment to First Amended and Restated Senior Secured Revolving Credit Agreement, dated as of November 9, 2017, the Second Amendment to First Amended and Restated Senior Secured Revolving Credit Agreement, dated as of December 15, 2017, the Third Amendment to First Amended and Restated Senior Secured Revolving Credit Agreement, dated as of April 20, 2018, and the Fourth Amendment to First Amended and Restated Senior Secured Revolving Credit Agreement, dated as of November 6, 2018, and as otherwise amended, supplemented or modified prior to the date hereof, the “Credit Agreement”), pursuant to which the Lenders have made certain credit available to and on behalf of the Borrower.
B.    The Borrower has requested to amend certain provisions of the Credit Agreement.
C.    The Lenders party hereto (a) subject to the terms and conditions herein have agreed to amend certain provisions of the Credit Agreement to accommodate such request and (b) decrease the Borrowing Base from $400,000,000 to $330,000,000 in connection with the Current Scheduled Redetermination (as defined below).
D.    NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
Section 1.    Defined Terms. Each capitalized term used herein but not otherwise defined herein has the meaning given to such term in the Credit Agreement. Unless otherwise indicated, all section references in this Amendment refer to sections in the Credit Agreement.
Section 2.    Amendments to Credit Agreement.
2.1    Amendments to Section 1.02.
(a)    Section 1.02 of the Credit Agreement is hereby amended to add thereto in alphabetical order the following definitions which shall read in full as follows:

“BHC Act Affiliate” of a party means an “affiliate’ (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Consolidated Cash Balance” means, at any time, the aggregate amount of, without duplication (a) cash, (b) cash equivalents (including Cash Equivalents) and (c) any other marketable securities, treasury bonds and bills, certificates of deposit, investments in money market funds and commercial paper (any such amounts set forth in clause (a), clause (b) and clause (c) above, the “Cash Balance Amounts”), in each case, held or owned by (either directly or indirectly), credited to the account of or that would otherwise be required to be reflected as an asset on the balance sheet of, the Borrower or any other Group Member; provided that Consolidated Cash Balance shall exclude (i) any Cash Balance Amounts set aside to pay royalty obligations, working interest obligations, production payments and severance taxes of the Borrower or any Restricted Subsidiary then due and owing (or to be due and owing within five (5) Business Days) to third parties and for which the Borrower or such Restricted Subsidiary has issued checks or has initiated wires or ACH transfers (or will issue checks or initiate wires or ACH transfers within five (5) Business Days) in order to pay such amounts due and owing, (ii) any Cash Balance Amounts set aside to pay in the ordinary course of business amounts (other than obligations described in clause (i) above) of the Borrower or any of its Restricted Subsidiaries to third parties and for which the Borrower or such Restricted Subsidiary has issued checks or has initiated wires or ACH transfers in order to utilize such Cash Balance Amounts, (iii) any Cash Balance Amounts set aside to pay payroll, payroll taxes, other taxes, employee wage and benefit payments and trust and fiduciary obligations of the Borrower or any Restricted Subsidiary then due and owing (or to be due and owing within five (5) Business Days), (iv) any Cash Balance Amounts of the Borrower or any Restricted Subsidiary constituting a purchase price deposit held in escrow pursuant to a binding and enforceable purchase and sale agreement with a third party containing customary provisions regarding the payment and refunding of such deposits and (v) any Cash Balance Amounts in respect of cash equity contributions received by the Borrower after May 12, 2020.
“Covered Entity” means any of the following:

(a)	a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(b)	a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(c)	a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Covered Party” has the meaning assigned to such term in Section 12.21.
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
“QFC Credit Support” has the meaning assigned to such term in Section 12.21.
“Supported QFC” has the meaning assigned to such term in Section 12.21.
“U.S. Special Resolution Regime” has the meaning assigned to such term in Section 12.21.
(b)    The definition of “Applicable Margin” is hereby amended and restated in its entirety to read as follows:
“Applicable Margin” means, for any day, the applicable rate per annum set forth below as determined based upon the Borrowing Base Utilization Percentage then in effect:

Borrowing Base Utilization Percentage	<25%	>25% and <50%	>50% and <75%	>75% and <90%	>90%
Eurodollar Loans	2.75%	3.00%	3.25%	3.50%	3.75%
ABR Loans	1.75%	2.00%	2.25%	2.50%	2.75%
Commitment Fee Rate	0.50%	0.50%	0.50%	0.50%	0.50%

Each change in the Applicable Margin shall apply during the period commencing on the effective date of such change in the Borrowing Base Utilization Percentage and ending on the date immediately preceding the effective date of the next such change; provided that, if at any time when the Applicable Margin is determined based on Borrowing Base Utilization Percentage the Borrower fails to deliver a Reserve Report pursuant to Section 8.11(a), then beginning on the date that is 30 calendar days from the date of such failure and until such Reserve Report is delivered, the “Applicable Margin” shall mean the rate per annum set forth on the grid when the Borrowing Base Utilization Percentage is at its highest level. It is understood that this definition of “Applicable Margin” shall be effective as of the Fifth Amendment Effective Date and shall apply as of the Fifth Amendment Effective Date, and that the prior definition of “Applicable Margin” applies at all times prior to the Fifth Amendment Effective Date.

2.2    Section 3.04(c) of the Credit Agreement is hereby amended by adding the following new clause (v) before existing clause (v) and renumbering existing clauses (v) and (vi) accordingly:
(v)     Application in Connection with Consolidated Cash Balance. If, at the end     of any Friday     (or, if such day is not a Business Day, then as of the end of the next Business Day), (A) there is Revolving Credit Exposure and (B) the Consolidated Cash Balance exceeds the lesser of (1) $30,000,000 and (2) 10% of the Borrowing Base, then the Borrower shall, on the next Business Day thereafter, (I) prepay the Loans in an aggregate principal amount equal to such excess and (II)

if any excess remains after prepaying all of the Loans because of LC Exposure, Cash Collateralize such remaining excess as provided in Section 2.09(j).
2.3    Section 6.02 of the Credit Agreement is hereby amended by adding the following new clause (c) before existing clause (c) and renumbering existing clause (c) as clause (d):
(c)    At the time of such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, and also after giving effect thereto, the Consolidated Cash Balance shall not exceed the lesser of (i) $30,000,000 and (ii) 10% of the Borrowing Base.
2.4    The Credit Agreement is hereby amended to add a new Section 12.21 as follows:
Section 12.21    Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Agreements or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
Section 3.    Borrowing Base. The Lenders party hereto (constituting at least the Required Lenders), the Administrative Agent and the Borrower agree that upon and as of the Fifth Amendment

Effective Date (as defined below): (a) the May 1, 2020 Scheduled Redetermination shall be deemed to have taken place according to the procedures set forth in the Credit Agreement and (b) the amount of the Borrowing Base shall be decreased from $400,000,000 to $330,000,000 (the “Current Scheduled Redetermination”). After giving effect to the Current Scheduled Redetermination, the Borrowing Base shall remain in effect until otherwise redetermined or adjusted pursuant to the Borrowing Base Adjustment Provisions in accordance with the Credit Agreement. For avoidance of doubt, this provision does not limit the right of the parties to initiate Interim Redeterminations of the Borrowing Base in accordance with Section 2.07(c) of the Credit Agreement or any other Borrowing Base Adjustment Provisions and the Current Scheduled Redetermination shall not constitute an Interim Redetermination. This Section 3 constitutes the New Borrowing Base Notice delivered in accordance with Section 2.07(d) of the Credit Agreement in connection with the Current Scheduled Redetermination.
Section 4.    Conditions Precedent. This Amendment shall become effective on the date (such date, the “Fifth Amendment Effective Date”) when each of the following conditions is satisfied (or waived in accordance with Section 12.02(b) of the Credit Agreement):
4.1    The Administrative Agent and the Lenders shall have received all fees and other amounts due and payable in connection with this Amendment or any other Loan Document on or prior to the Fifth Amendment Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower pursuant to this Amendment or any other Loan Document.
4.2    The Administrative Agent shall have received a counterpart of this Amendment signed by the Borrower, the Guarantors and Lenders constituting at least the Required Lenders.
4.3    The Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower certifying as to the representations and warranties in Section 5.2(d) below.
The Administrative Agent is hereby authorized and directed to declare this Amendment to be effective (and the Fifth Amendment Effective Date shall occur) when it has received documents confirming or certifying, to the satisfaction of the Administrative Agent, compliance with the conditions set forth in this Section 4 (or the waiver of such conditions as permitted in Section 12.02(b) of the Credit Agreement). Such declaration shall be final, conclusive and binding upon all parties to the Credit Agreement for all purposes.
Section 5.    Miscellaneous.
5.1    Confirmation. All of the terms and provisions of the Credit Agreement, as amended by this Amendment, are, and shall remain, in full force and effect following the effectiveness of this Amendment. Neither the execution by the Administrative Agent or the Lenders of this Amendment, nor any other act or omission by the Administrative Agent or the Lenders or their officers in connection herewith, shall be deemed to be an agreement by the Administrative Agent or the Lenders to agree to any future requests.

5.2    Ratification and Affirmation; Representations and Warranties. Each Obligor hereby (a) acknowledges the terms of this Amendment; (b) ratifies and affirms (i) its obligations under, and acknowledges, renews and extends its continued liability under, each Loan Document and agrees that each Loan Document remains in full force and effect as expressly amended hereby and (ii) that the Liens created by the Loan Documents to which it is a party are valid and continuing and secure the Secured Obligations in accordance with the terms thereof, after giving effect to this Amendment; (c) agrees that from and after the Fifth Amendment Effective Date (i) each reference to the Credit Agreement in the other Loan Documents shall be deemed to be a reference to the Credit Agreement, as amended by this Amendment and (ii) this Amendment does not constitute a novation of the Credit Agreement; and (d) represents and warrants to the Lenders that as of the date hereof, and immediately after giving effect to the terms of this Amendment: (i) all of the representations and warranties contained in each Loan Document are true and correct in all material respects (unless already qualified by materiality in which case such applicable representation and warranty shall be true and correct), except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties shall continue to be true and correct in all material respects (unless already qualified by materiality in which case such applicable representation and warranty shall be true and correct) as of such specified earlier date, (ii) no Default or Event of Default has occurred and is continuing and (iii) no event, development or circumstance has occurred or exists that has resulted in, or could reasonably be expected to have, a Material Adverse Effect.
5.3    Loan Document. This Amendment is a Loan Document.
5.4    Counterparts. This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or email transmission shall be effective as delivery of a manually executed counterpart of this Amendment.
5.5    No Oral Agreement. This Amendment, the Credit Agreement and the other Loan Documents executed in connection herewith and therewith represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous, or unwritten oral agreements of the parties. There are no subsequent oral agreements between the parties.
5.6    GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. Section 12.09(b)-(d) of the Credit Agreement shall be incorporated herein in mutatis mutandis.
5.7    Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
5.8    No Claims. Each Obligor represents and warrants that as of the date of this Amendment, it has no knowledge of events or circumstances that would reasonably be expected to give rise to a claim against any Lender or the Administrative Agent.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

BORROWER:	SILVERBOW RESOURCES, INC.
	By:	/s/ Christopher M. Abundis
	Name:	Christopher M. Abundis
	Title:	Executive Vice President, Chief Financial Officer, General Counsel and Secretary

GUARANTOR:	SILVERBOW RESOURCES OPERATING, LLC
	By:	/s/ Christopher M. Abundis
	Name:	Christopher M. Abundis
	Title:	Executive Vice President, Chief Financial Officer, General Counsel and Secretary

GUARANTOR:	SILVERBOW RESOURCES USA, INC.
	By:	/s/ Christopher M. Abundis
	Name:	Christopher M. Abundis
	Title:	Secretary

GUARANTOR:	VITRUVIAN EXPLORATION IV, LLC
	By:	/s/ Christopher M. Abundis
	Name:	Christopher M. Abundis
	Title:	Vice President, Secretary and Treasurer

ADMINISTRATIVE AGENT:	JPMORGAN CHASE BANK, N.A., as Administrative Agent and a Lender
	By:	/s/ Jo Linda Papadakis
	Name:	Jo Linda Papadakis
	Title:	Authorized Officer

LENDER:	BBVA USA, as a Lender
	By:	/s/ Julia Barnhill
	Name:	Julia Barnhill
	Title:	Vice President

LENDER:	TRUIST BANK, as successor by merger to SunTrust Bank, as a Lender
	By:	/s/ Greg Krablin
	Name:	Greg Krablin
	Title:	Senior Vice President

LENDER:	BOKF, NA dba Bank of Texas, as a Lender
	By:	/s/ Taylor Morris
	Name:	Taylor Morris
	Title:	VP – Energy Lending

LENDER:	Canadian Imperial Bank of Commerce, New York Branch, as a Lender
	By:	/s/ Scott W. Danvers
	Name:	Scott W. Danvers
	Title:	Authorized Signatory

By:	/s/ Trudy Nelson
Name:	Trudy Nelson
Title:	Authorized Signatory

LENDER:	Fifth Third Bank, National Association, as a Lender
	By:	/s/ Dan Condley
	Name:	Dan Condley
	Title:	Managing Director

LENDER:	TRUIST BANK, formerly known as Branch Banking & Trust, as a Lender
	By:	/s/ Greg Krablin
	Name:	Greg Krablin
	Title:	Senior Vice President

LENDER:	KEYBANK NATIONAL ASSOCIATION, as a Lender
	By:	/s/ David M. Bornstein
	Name:	David M. Bornstein
	Title:	Senior Vice President

LENDER:	CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Lender
	By:	/s/ Nupur Kumar
	Name:	Nupur Kumar
	Title:	Authorized Signatory

By:	/s/ Emerson Almeida
Name:	Emerson Almeida
Title:	Authorized Signatory

LENDER:	Associated Bank, N.A., as a Lender
	By:	/s/ Brooks D. Creasey
	Name:	Brooks D. Creasey
	Title:	Vice President

LENDER:	HANCOCK WHITNEY BANK, as a Lender
	By:	/s/ William Jochetz
	Name:	William Jochetz
	Title:	Senior Vice President